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                  SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549

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                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

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    Date of Report (Date of earliest event reported): July 11, 2002

                       Avix Technologies, Inc.
          (Exact name of registrant as specified in charter)

    Nevada                   000-27237                 59-3560920
(State or other             (Commission              (IRS Employer
jurisdiction of             File number)           Identification No.)
 incorporation)

                 137 Robertson St., Brandon FL 33511
                 P.O. Box 764, Brandon FL 33509-0764
               (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (813) 221-8373

     601 South Harbour Island Blvd., Suite 103, Tampa, FL  33602
    (Former name or former address, if changed since last report)

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Item 5.   Other Events and Regulation FD Disclosure.

The following information is being provided to inform the public and shareholders about recent events.

Going Concern:  As disclosed in the Form 10-QSB for the quarter ending December 31, 2001 there was a substantial doubt as to the
Company's ability to continue as a going concern.  The Company is generating no revenue and continues to operate with substantial doubt as to its ability to continue as a going concern, as it has been unsuccessful in its attempts to raise sufficient operating capital to sustain operations.  As a result, the Board of Directors have taken several actions to downsize, cut costs and minimize operating expenses while focusing resources on revenue generation and on business basics so that the Company has a chance to survive this tough economic period.  To that end, the following is a list of actions taken by the Company:

     5. (a)  Reorganization of the Board of Directors

          On June 27, 2002 Steven J. Shindler voluntarily resigned
          from the Board of Directors to allow James M. Chadwell, a
          significant investor and supporter of the Company to join
          the Board of Directors.  The Board of Directors now
          consists of the following three directors:

          James M. Chadwell    Joseph L. Morgan    Jeffrey C. Taylor
               (New)              (Existing)          (Existing)

     5. (b) Corporate Downsizing/Re-organization

          On June 28, 2002 the Board of Directors ordered the:

          Moving of the corporate office to the Chadwell's office
          at: 137 Robertson St., Brandon FL 33511, and canceling of
          the existing lease.  This was completed on July 9, 2002.
          The Chadwells are providing the new space to the Company
          at no charge; and

          the cancellation of the lease on the corporate apartment
          that has been used as the temporary residence of Jeffrey
          C. Taylor, the former CEO.  The cancellation of all
          employment contracts and that the Company shall not accrue any salaries for any officer, director, or employee.  This was completed that same day; and

          the cancellation of all Corporate Credit Cards, and that
          no officer, director, or employee shall have the authority to financially commit the Company or cause any further
          liabilities to be incurred or accrued on behalf of the
          Company, other than those covered by the credit facility
          (which is described below) and that any other expenses are to be funded by revenues generated by the Company, or when available, additional third party capital sources.

          On July 9, 2002 the Board of Directors ordered the:

          Abolishment of the Chief Operating Officer ("COO") position.

          Removal of Jeffrey C. Taylor as CEO and Steven J Shindler as
          COO.

          The appointment of Joseph L. Morgan the existing President and Director, to serve as CEO and President, and that he
          shall be responsible for the running of the Company.
          Carolyn Sue McCammon is to stay on as Corporate Secretary.

     5. (c)    Line of Credit Agreement

          The Company is generating no revenue, and for the past
          several months has been unable to raise sufficient
          operating capital to sustain operations.  Understanding
          the Company's financial position, Mr. James Chadwell and
          Mr. David Chadwell (the "Chadwells"), who collectively
          with family and affiliates are the Company's largest
          independent shareholders offered to provide the Company a
          $500,000 line of credit (the "Credit Facility") in order
          that the Company may continue operations.

          Therefore, on June 27, 2002 the Board of Directors
          unanimously and gratefully approved the Credit Facility,
          which was the Company's only chance of continuing as a
          going concern.  The following are its basic terms:

               Amount:         up to $500,000

               Term:           36 months

               Security:       None

               Interest rate:  0%  non interest bearing

               Disbursements:  At the absolute discretion of the
                               Facility Manger

               Use:      The Credit Facility is to be used to fund
                         the minimum activities necessary to get
                         the Company to revenue.

               Conversion option:  at any time prior to three years
               from the date of the Credit Facility, the Chadwells
               may convert the principal balance due, into shares of
               the Corporation at the rate of $.25 per share.

               Consideration:  As consideration for providing the
               Credit Facility, the Chadwells each received
               1,000,000 shares of unregistered common stock of the
               Company.

     5. (d)  Credit Facility Amendment

          David and James Chadwell (the "Chadwells") provided the
          Credit Facility established on June 27, 2002 based upon
          misstated and incomplete financial representations.  Upon
          review of the financial records of the Company, the
          Chadwells determined that the commitment they had made to
          the Company was at a significantly greater risk of loss
          than previously anticipated.  Although the Chadwells had
          grounds to rescind the Line of Credit Agreement, they
          agreed to keep it in place subject to restructuring the
          Credit Facility as a Secured Line of Credit.  The Company
          agreed subject to cancellation of the option to convert
          the debt to common stock, and not utilizing stock to
          secure the Credit Facility, because the number of shares
          that would be required to establish adequate security for
          the Chadwells, would place the Chadwells in a position of
          tremendous leverage and Company ownership, and create
          additional Shareholder inequity and dilution.  It was
          therefore resolved that the assets of the Company be
          offered as security for the continuation of the Credit
          Facility, and that the Line of Credit be converted to a
          Secured Line of Credit Agreement.  Pursuant to the
          aforementioned facts, it was established that Joseph L.
          Morgan was authorized to affect whatever documents are
          necessary to pledge the Company assets to insure that the
          Company could move forward through the continued use of
          said Credit Facility.

          The changes to the basic terms of the Credit Facility are:

               Amount:         no change

               Term:           no change

               Security:       Assets of the Corporation

               Interest rate:  6%  per annum

               Use:            no change

               Conversion option:  canceled

               Consideration:  no change

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AVIX TECHNOLOGIES, INC.

                              By: /s/ Joseph L. Morgan
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                              Joseph L. Morgan, President and Chief
                              Operating Officer
Date:  July 11, 2002